UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2011

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

MDU Resources Group, Inc. (“MDU Resources”) announced on December 19, 2011 that William E. Schneider has been named to the new MDU Resources position of executive vice president of Bakken development.  Schneider will coordinate business development and marketing activities of all MDU Resources companies in the Bakken oil and gas formation area.  MDU Resources companies involved in the Bakken area include Bitter Creek Energy Services, Fidelity Exploration & Production Company, Hamlin Electric Company, Knife River Corporation (“Knife River”), Montana-Dakota Utilities Co., Sun Valley Electric Supply Company, Total Corrosion Solutions, and Williston Basin Interstate Pipeline Company.  Mr. Schneider has been president and chief executive officer of Knife River, MDU Resources’ construction materials and contracting business, since 2005.

MDU Resources announced on December 20, 2011 that John G. Harp has been named chief executive officer of Knife River Corporation. He also will continue in the position of CEO of MDU Construction Services Group, Inc. (“CSG”).  Mr. Harp has been president and CEO of CSG since 2004.  David C. Barney has been selected to be president of Knife River and Jeffrey S. Thiede has been selected to be president of CSG.

All changes are effective January 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2011

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary